UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Turtle Beach Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Turtle Beach Corporation

44 South Broadway, 4th Floor

White Plains, New York 10601

Supplement No. 1 to

Definitive Proxy Statement dated May 26, 2023

for the Annual Meeting of Stockholders to be held on July 6, 2023

On May 26, 2023, Turtle Beach Corporation (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) relating to the solicitation of proxies by the Company in connection with its 2023 Annual Meeting of Stockholders to be held on July 6, 2023, at 12:00 p.m. ET (the “Annual Meeting”). The purpose of this supplement to the Proxy Statement is to correct an inadvertent typographical error in the Proxy Statement.

Shares Underlying Full Value Awards

The ITEM 3 – Approval of Amendment to 2013 Stock-Based Incentive Compensation Plan (as Amended) in our Proxy Statement contained an inadvertent typographical error on page 26 with respect to our reported shares underlying full value awards amount reported, under the section Purpose of Share Reserve Increase. The figure was originally reported as 1,808,711, and it should have been reported as 1,080,711. The table from page 26 containing this figure is hereby restated as follows:

Shares underlying outstanding stock options (#)	Weighted average exercise price per share ($)	Weighted average remaining term	Shares underlying Full Value Awards	Shares available for future grant
1,528,686	7.66	5.55	1,080,711	6,880